Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement of U-BX Technology Ltd. on Amendment No. 17 to the Form F-1 of our report dated November 17, 2023, with respect to our audits of the consolidated financial statements of U-BX Technology Ltd. as of and for the two years ended June 30, 2023 and 2022.

/s/ Wei, Wei & Co., LLP

Flushing, New York

January 5, 2024